Exhibit 10.4

                            SECOND AMENDMENT TO LEASE

      SECOND AMENDMENT TO LEASE, made as of this _28th_ day of June, 2004, between LEXINGTON BUILDING CO. LLC, a New York limited liability company having an address at c/o Winter Management Corp., 730 Fifth Avenue, New York, New York 10019 ("Landlord"), and PLAYBOY ENTERPRISES INTERNATIONAL, INC., a Delaware corporation having an address at 680 North Lake Shore Drive, Chicago, Illinois 60611 ("Tenant").

                              W I T N E S S E T H:

      WHEREAS, Lexington Building Co. ("Lexington"), predecessor-in-interest to Landlord, and Tenant entered into a Lease, dated as of August 11, 1992 (the "Original Lease"), whereby Tenant leased from Lexington the entire third (3rd) floor (the "3rd Floor Space") and the entire twenty-third (23rd) floor, including the terrace on the 23rd floor of the Building (the "23rd Floor Space") and a portion of the fourth (4th) floor (the "4C Space") (collectively, the "Original Premises") in the building known as 730 Fifth Avenue, New York, New York (the "Building");

      WHEREAS, Lexington Building Co. L.P. ("Lexington L.P."), predecessor-in-interest to Landlord, and Tenant entered into a letter agreement, dated as of August 11, 1992 (the "Letter Agreement"), whereby Lexington L.P. granted Tenant certain rights with respect to additional space on the fourth
(4th) floor of the Building during the Initial Term (as defined in the Original Lease);

      WHEREAS, pursuant to the Lease and the Letter Agreement, Tenant had an option to lease Space 4B (as defined in the Original Lease);

      WHEREAS, by letter from Lexington L.P. to Tenant, dated as of July 23, 1998 (the "Space 4B Extension Letter"), Lexington L.P. extended the time by which Tenant had to exercise Tenant's option to lease Space 4B (as defined in the Original Lease, the "4B Space") to September 15, 1998 and, by letter from Tenant to Lexington L.P., dated as of September 3, 1998 (the "Space 4B Exercise Letter"), Tenant exercised its option to lease the 4B Space in accordance with the terms and provisions set forth in the Original Lease;

      WHEREAS, Tenant, pursuant to the Letter Agreement had a right of first offer to lease Space 4A (as defined in the Original Lease, the "4A Space") and Lexington L.P., by letter to Tenant, dated March 24, 1999 (the "Offer Letter"), offered to lease to Tenant a portion of the 4A Space;

      WHEREAS, by letter to Tenant, dated as of April 7, 1999 (the "ROFO Extension Letter"), Lexington L.P. extended the time to exercise Tenant's right of first offer as described in the Offer Letter to May 1, 1999 and, by letter to Lexington L.P., dated as of April 27, 1999 (the "ROFO Exercise Letter"), Tenant exercised its right of first offer as to a portion of the 4A Space described in the Offer Letter (the "Partial 4A Space");

      WHEREAS, Tenant represents that Playboy Acquisition Corp. merged with and into Playboy Enterprises, Inc. and the name of the surviving corporation has been changed to Playboy Enterprises International, Inc. ("Playboy
International"), all as evidenced by that certain Certificate of Merger, dated as of March 15, 1999;

      WHEREAS, pursuant to that certain First Amendment to Lease (the "First Amendment") between Lexington L.P. and Tenant, dated as of December 8, 1999, whereby Tenant leased from Lexington L.P. the Partial 4A Space and the Original Lease was modified in certain other respects (the Original Lease, the Letter Agreement, the Space 4B Extension Letter, the Space 4B Exercise Letter, the Offer Letter, the ROFO Extension Letter, the ROFO Exercise Letter and the First Amendment shall be collectively referred to herein as the "Lease"; the Original Premises, the 4B Space and the Partial 4A Space shall be collectively referred to herein as the "Existing Premises");

      WHEREAS, Landlord has succeeded to the interest of Lexington and Lexington L.P. under the Lease;

      WHEREAS, the present Expiration Date of the Lease is August 31, 2004;

      WHEREAS, Landlord and Tenant desire (i) that Tenant lease additional premises consisting of the remaining portion of the 4A Space (the "Additional 4th Floor Space") and a portion of the fifth (5th) floor (the "5th Floor Space") in the Building as more particularly shown on the floor plans attached hereto as Exhibit A-1, (ii) to extend the term of the Lease, and (iii) to modify the Lease in certain other respects as hereinafter set forth; and

      WHEREAS, upon the leasing of the Additional 4th Floor Space, Tenant will be leasing the entire rentable portion of the fourth (4th) floor in the Building (the "4th Floor Space"), such entire rentable portion being as more particularly shown on Exhibit A-2 hereto.

      NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth below, Landlord and Tenant hereby agree as follows:

            1. Definitions. Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Lease. References in this Agreement to the "Lease" shall be deemed to mean the Lease, as amended hereby.

            2. Term.

                  A. The term of the Lease with respect to the 3rd Floor Space, the 4C Space, the 4B Space and the Partial 4A Space only is hereby extended upon and subject to the same terms, covenants and conditions as in the Lease, except as otherwise set forth herein, for a period (the "Extended Term") commencing on September 1, 2004 (the "Extended Term Commencement Date") and ending on August 31, 2019 (the "Extended Term Expiration Date"). As of the date hereof, the "Term", as defined in the Lease, shall mean the original term as extended by the Extended Term, and the "Expiration Date", as defined in the Lease, shall mean the Extended Term Expiration Date, unless the term of the Lease, as extended hereby, shall sooner terminate pursuant to the terms of the Lease or by law.

                  B. Notwithstanding the foregoing, the Term of the Lease with respect to the 23rd Floor Space shall expire on August 31, 2004. Tenant shall vacate and surrender the 23rd Floor Space on or before August 31, 2004 in vacant and broom clean condition and otherwise in the condition required by Article 21 of the Lease. If Tenant fails to so vacate and surrender the 23rd Floor Space by such date, then the provisions of Paragraph 57D shall apply to the 23rd Floor Space, except that in lieu of the amounts set forth therein, at Landlord's option, Tenant shall pay to Landlord $500 per day for the first 30 days following August 31, 2004 and $1000 per day thereafter until Tenant shall have vacated and surrendered the 23rd Floor Space in the condition required by
Article 21 of the Lease; it being understood that in the event that Tenant so fails to vacate and surrender the 23rd Floor Space by August 31, 2004, (i) Tenant shall not be deemed in default under the Lease with respect to the 3rd Floor Space, the 4th Floor Space or the Fifth Floor Space and (ii) none of the provisions of Paragraph 57D shall apply to the 3rd Floor Space, the 4th Floor Space or the 5th Floor Space.

            3. Additional Premises.

                  A. The Additional 4th Floor Space shall be delivered to Tenant on the Extended Term Commencement Date vacant and in broom clean condition. Effective as of the Extended Term Commencement Date, the Additional 4th Floor Space shall be deemed to be included in the Premises for all purposes of the Lease and all references in the Lease and this Agreement to the "Demised Premises", "Premises", "premises", or "demised premises" shall be deemed to include the Additional 4th Floor Space. Except as otherwise herein provided, all other terms and conditions of the Lease, including those applicable to items of Fixed Rent and Additional Rent payable pursuant to the Lease, shall be deemed to be, and shall remain, as set forth in the Lease throughout the remainder of the Term of the Lease, as amended hereby. Tenant expressly waives any right to rescind the Lease, as amended hereby, with respect to the Additional 4th Floor Space under Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages, direct or indirect, which may result from Landlord's failure to deliver


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

possession of the Additional 4th Floor Space on the Extended Term Commencement Date, however in such event (provided Tenant is not responsible for the inability to obtain possession) the Rent Commencement Date for the Fixed Rent and any Additional Rent payable for the Additional 4th Floor Space shall be extended on a day for day basis until the date on which Landlord delivers possession of the Additional 4th Floor Space to Tenant in the condition required hereunder.

                  B. If Landlord does not deliver the Additional 4th Floor Space, the 5th Floor Space or any Option Space on the applicable date when Landlord is obligated to do so, Tenant shall have the same termination rights with respect to those spaces as are set forth in the Original Lease in Paragraph 56G with respect to an Additional Space. Similarly, as provided in Paragraph 56G, Landlord shall use its best efforts to cause the eviction of any holdover tenants in any such spaces, including without limitation instituting and diligently prosecuting an action for summary possession in a court of appropriate jurisdiction; it being understood that Landlord shall not be obligated to pay or otherwise compensate any holdover tenants to relinquish possession of any such space.

                  C. Notwithstanding anything herein to the contrary, in the event that any of the rents payable under the Lease are abated due to casualty or any other matter which results in rent being abated, the Rent Commencement Date, as defined below, with respect to any space subject to such an abatement shall be tolled on a day for day basis.

                  D. As used herein, the term "Rent Commencement Date" shall mean:

                        (a) with respect to the 3rd Floor Space and the 4th Floor Space (other than the Additional 4th Floor Space), December 1, 2004;

                        (b) with respect to the Additional 4th Floor Space, December 1, 2004, as such date may be extended as provided in Paragraph 3A above; and

                        (c) with respect to the Fifth Floor Space, one hundred twenty (120) days after the 5th Floor Space Commencement Date, as defined below.

                  E. Subject to Paragraph 6F hereof, effective as of the date on which Landlord shall deliver vacant, broom clean possession to Tenant of the 5th Floor Space (such date being the "5th Floor Space Commencement Date") and ending on the Extended Term Expiration Date, the 5th Floor Space shall be deemed to be included in the Premises for all purposes of the Lease. Effective as of the 5th Floor Space Commencement Date, all references in the Lease and this Agreement to the "Demised Premises", "Premises", "premises", or "demised premises" shall be deemed to include the 5th Floor Space. Except as otherwise herein provided, all other terms and conditions of the Lease, including those applicable to items of Fixed Rent and Additional Rent payable pursuant to the Lease, shall be deemed to be, and shall remain, as set forth in the Lease throughout the remainder of the Extended Term of the Lease, as amended hereby. Subject to Paragraph 3B above, Tenant expressly waives any right to rescind the Lease, as amended hereby, with respect to the 5th Floor Space under Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and further expressly waives the right to recover any damages, direct or indirect, which may result from Landlord's failure to deliver possession of the 5th Floor Space on the 5th Floor Space Commencement Date.

                  F. Tenant acknowledges that the 5th Floor Space currently is leased to another tenant under a lease that is scheduled to expire on July 31, 2007 and that Landlord currently anticipates that the 5th Floor Space Commencement Date shall occur on August 1, 2007. Landlord shall use reasonable efforts (without being obligated to incur any costs n connection therewith) to obtain such other tenant's agreement to surrender possession of the 5th Floor Space to Landlord prior to July 31, 2007. Tenant acknowledges, however, that any such agreement must be acceptable to Landlord in its sole and absolute discretion, and Landlord shall have no liability to Tenant if Landlord does not enter into any such agreement for any reason whatsoever. Following July 31, 2007, Landlord's obligations with respect to the Fifth Floor Space shall be as set forth in the second sentence of Paragraph 3B above.


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

            4. Fixed Rent and Additional Rent. Except as otherwise provided in this Section below or as otherwise provided in this Agreement, the terms and conditions of the Lease, including those applicable to Fixed Rent and Additional Rent payable pursuant to the Lease, shall be deemed to be, and shall remain, as set forth in the Lease through the Extended Term Expiration Date. The Lease is hereby amended as follows:

                  A. Tenant shall pay to Landlord Fixed Rent with respect to the 3rd Floor Space as follows: (a) from the Rent Commencement Date with respect to the 3rd Floor Space through August 31, 2009, at a rental rate of $1,428,660.00 per annum, (b) from September 1, 2009 through August 31, 2014, at a rental rate of $1,555,652.00 per annum, and (c) from September 1, 2014 through the Extended Term Expiration Date, at a rental rate of $1,682,644.00 per annum, and otherwise in accordance with the terms of the Lease.

                  B. Tenant shall pay to Landlord Fixed Rent with respect to the 4th Floor Space as follows: (a) from the Rent Commencement Date with respect to the 4th Floor Space through August 31, 2009, at a rental rate of $1,428,660.00 per annum, (b) from September 1, 2009 through August 31, 2014, at a rental rate of $1,555,652.00 per annum, and (c) from September 1, 2014 through the Extended Term Expiration Date, at a rental rate of $1,682,644.00 per annum, and otherwise in accordance with the terms of the Lease. Notwithstanding anything herein to the contrary, if the Additional 4th Floor Space is not delivered on the Extended Term Commencement Date, the Fixed Rent payable with respect to the 4th Floor Space shall be proportionately reduced until the Rent Commencement Date with respect to the Additional 4th Floor Space shall have occurred.

                  C. Tenant shall pay to Landlord Fixed Rent with respect to the 5th Floor Space as follows: (a) from the Rent Commencement Date with respect to the 5th Floor Space through August 31, 2009, at a rental rate of $444,555.00 per annum, (b) from September 1, 2009 through August 31, 2014, at a rental rate of $484,071.00 per annum, and (c) from September 1, 2014 through the Extended Term Expiration Date, at a rental rate of $523,587.00 per annum, and otherwise in accordance with the terms of the Lease.

                  D. Anything to the contrary provided for hereinabove notwithstanding, Tenant shall not be obligated to pay the Fixed Rent, Tenant's Operating Payment and Tenant's Tax Payment provided for herein until the applicable Rent Commencement Date. Tenant shall, however, continue to be obligated during such periods to pay any and all Additional Rent with respect to the 3rd Floor Space, the 4th Floor Space and the 5th Floor Space and other charges payable by Tenant hereunder in accordance with the terms of the Lease, as amended hereby.

                  E. Tenant shall continue to pay Additional Rent, including without limitation Tenant's Tax Payment and Additional Rent payment with respect to increases in Operating Expenses in accordance with terms of the Lease, except that as of the Extended Term Commencement Date (a) the term "Landlord's Basic Tax Liability", as defined in Paragraph 38A(c) of the Original Lease shall mean the liability of Landlord for the fiscal year commencing on July 1, 2004 and ending June 30, 2005 for Taxes and "Tax Year" shall mean the twelve month period commencing July 1, 2005 and each twelve (12) month period thereafter; (b) the term "Tenant's Operating Proportionate Share", as defined in Paragraph 38A(d) of the Original Lease, shall mean 16.74% (such percentage includes both the 3rd Floor Space and the 4th Floor Space), (c) the term "Tenant's Tax Proportionate Share", as defined in Paragraph 38A(d) of the Original Lease, shall mean 14.18% (such percentage includes both the 3rd Floor Space and the 4th Floor Space), (d) the term "Landlord's Base Operating Year", as defined in Paragraph 38A(f) of the Original Lease, shall mean the calendar year commencing on January 1, 2005.

                  F. Notwithstanding anything herein to the contrary, if the Additional 4th Floor Space is not delivered on the Extended Term Commencement Date, Tenant's Operating Proportionate Share and Tenant's Tax Proportionate Share shall be proportionately reduced until the Additional 4th Floor Space has been delivered to Tenant in the condition required hereunder.

                  G. As of the Rent Commencement Date with respect to the 5th Floor Space, Tenant shall make Tenant's Tax Payment and Additional Rent payment with respect to


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

increases in Operating Expenses in accordance with the terms of Article 38 of the Original Lease and as modified by this Agreement, except that with respect to the 5th Floor Space (a) the term "Tenant's Operating Proportionate Share", as defined in Paragraph 38A(d) of the Original Lease (as amended hereby), shall mean 2.61%, and (b) the term "Tenant's Tax Proportionate Share", as defined in Paragraph 38A(d) of the Original Lease (as amended hereby), shall mean 2.21%.

                  H. The phrase "expiration of the Abatement Period" in the third line of Paragraph 38B(a) of the Original Lease shall be deleted and the term "Extended Term Commencement Date" shall be inserted in lieu thereof.

                  I. The phrase "expiration of the Abatement Period" in the third line of Paragraph 38C of the Original Lease is hereby deleted and the term "Extended Term Commencement Date" is inserted in lieu thereof.

            5. Electricity; HVAC; Elevators.

                  A. From and after the Extended Term Commencement Date, Tenant shall compensate Landlord for supplying Tenant with electrical current to the 3rd Floor Space and the 4th Floor Space on a submetering basis in accordance with the terms of Article 41 of the Original Lease. From and after the 5th Floor Space Commencement Date, Tenant shall compensate Landlord for supplying Tenant with electrical current to the 5th Floor Space on a submetering basis in accordance with the terms of Article 41 of the Original Lease.

                  B. The reference in the first sentence of Paragraph 39 A.3. of the Original Lease to "six (6) tons" is hereby deleted and the phrase "ten (10) tons" is inserted in lieu thereof.

                  C. Landlord agrees that the provisions of Section 40 B.2. of the Original Lease shall apply to (i) any work performed to renovate the Existing Premises, the Additional 4th Floor Space, the 5th Floor Space and any Option Space and (ii) Tenant's move into any portion of the Premises subject to the Lease.

            6. Landlord's Contribution/Work.

                  A. Landlord shall make a contribution in the amount of sums expended by Tenant on Tenant's permanent leasehold improvements in the 3rd Floor Space, the 4th Floor Space and the 5th Floor Space to prepare such portions of the Premises for Tenant's occupancy during the Extended Term ("Tenant's Extended Term Work"), but in no event greater than (i) $2,222,360 in the aggregate with respect to the 3rd Floor Space and the 4th Floor Space collectively (the "3rd Floor/4th Floor Contribution"), and (ii) $444,555 in the aggregate with respect to the 5th Floor Space (the "5th Floor Contribution"). Notwithstanding the foregoing, Tenant shall have the right from time to time, by notice to Landlord, to reallocate up to a maximum aggregate of $350,000 from the 3rd Floor/4th Floor Contribution to the 5th Floor Contribution. Each of the 3rd Floor/4th Floor Contribution and the 5th Floor Contribution shall be made and conditioned upon the same terms and conditions as applied to the Landlord's Contribution in
Section 54E of the Original Lease. The 3rd Floor/4th Floor Contribution only shall be applied to Tenant's Extended Term Work within the 3rd Floor Space and the 4th Floor Space, and the 5th Floor Contribution only shall be applied to Tenant's Extended Term Work within the 5th Floor Space. There shall be no time period by which Tenant must incur the expenses which are reimbursable from the 3rd Floor/4th Floor Contribution and/or the 5th Floor Contribution.

                  B. Notwithstanding anything to the contrary contained herein, with respect to Tenant's Extended Term Work only, Section Article 54E of the Original Lease shall be amended as follows:

                        (a) the definition of "Soft Costs", as defined in the first paragraph, shall be deemed to include the cost of consulting fees, telephone and data wiring and Tenant's furniture and equipment installed in the Premises; with respect to Tenant's Extended


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

Term Work, no more than 15% in the aggregate of each of the 3rd Floor/4th Floor Contribution and the 5th Floor Contribution may be applied to Soft Costs;

                        (b) the first sentence of the last paragraph shall be deleted, and the following shall be substituted therefor: "Pro Rata Installments" shall mean the cost of the portion of Tenant's Extended Term Work with respect to the applicable portion of the Premises (i.e., the 3rd Floor Space and the 4th Floor Space collectively or the 5th Floor Space) and covered by such request for payment by Tenant multiplied by a fraction, the numerator of which shall be the maximum amount of the 3rd Floor/4th Floor Contribution (as the same may have been decreased as a result of reallocation pursuant to the terms of Paragraph 6A above), as the case may be, or the 5th Floor Contribution (as the same may have been increased as a result of reallocation pursuant to the terms of Paragraph 6A above), as the case may be, and the denominator of which shall be the then projected cost of Tenant's Extended Term Work with respect to 3rd Floor Space and the 4th Floor Space collectively, or the 5th Floor Space, as the case may be. The projected cost of Tenant's Extended Term Work shall be reasonably estimated by Tenant, subject to Landlord's reasonable approval. Tenant shall provide reasonably detailed evidence of such estimated costs to Landlord upon request. Such estimates shall be updated by Tenant from time to time (subject to Landlord's reasonable approval), and the Pro Rata Percentage shall be revised in accordance with and subject to the last paragraph of Section 54E.

                        (c) Subparagraph (c) of Section 54E shall be deleted.

                  C. Other than Sections 54E, 54H and 54K, as any of the foregoing may have been amended hereby, Article 54 of the Original Lease shall not apply to Tenant's Extended Term Work or to the work to be performed by Landlord pursuant to Section 6F below.

                  D. Tenant's Extended Term Work shall be performed in accordance with, and subject to, the applicable terms and conditions of the Lease, including without limitation Articles 3 and 53 of the Original Lease, except that the following shall be deleted therefrom: (i) Sections 53B(a) and 53B(b) of the Original Lease; and (ii) the words "this Article or under" in the fourth line and the words "and Section 57K" in the fifth line of Section 53B(c) of the Original Lease.

                  E. In connection with Tenant's Extended Term Work, Tenant shall have the right to select its own general contractor and subcontractor subject to Landlord's prior approval, which approval shall not be unreasonably withheld or delayed, except with respect to any party or entity providing work or services to or on the Building plumbing lines or electrical or life safety systems, in which case, such approval shall be granted or withheld in Landlord's sole and absolute discretion unless such contractor is on a Building approved list provided to Tenant by Landlord, which list may be changed from time to time. Upon request of Tenant, Landlord shall provide Tenant with a current Building list of approved contractors. Notwithstanding anything in the Lease to the contrary, except as provided in Section 40B2 and Section 53A(b) of the Original Lease, Tenant shall not have any obligation to reimburse Landlord for any costs incurred by Landlord in connection with Tenant's Extended Term Work, including without being limited to, overhead, supervision or profit.

                  F. Notwithstanding anything in the Lease to the contrary: (a) Tenant shall be deemed to have accepted the 3rd Floor Space and the 4th Floor Space (other than the Additional 4th Floor Space) in their respective "as is" condition as of the Extended Term Commencement Date; (b) Tenant shall accept possession of the Additional 4th Floor Space in its "as is" condition on the Extended Term Commencement Date vacant and in broom clean condition, (c) Tenant shall accept possession of the 5th Floor Space in its "as is" condition on the 5th Floor Space Commencement Date vacant and in broom clean condition, (d) Landlord shall not be required to perform any work to the 3rd Floor Space, the 4th Floor Space or the 5th Floor Space, except that Landlord shall (i) deliver an ACP-5 certificate for the Additional 4th Floor Space and the 5th Floor Space to Tenant within fifteen (15) days of the applicable commencement date for such space, and (ii) provide all legally required points for connection to the Building's Class "E" fire alarm system on the fourth and fifth floor of the Building for the Additional 4th Floor Space and the 5th Floor Space respectively, as reasonably requested by Tenant, and (e) except as expressly set forth in this Agreement, Landlord shall not provide any free rent, rent abatement, or work allowance or


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

contribution to Tenant with respect to the 3rd Floor Space, the 4th Floor Space or the 5th Floor Space. Any ACP-5 Certificate delivered pursuant to the terms hereof, including without limitation Paragraph 15E(i) shall indicate that the space is a "no asbestos project" and in the event that there is asbestos in such space, Landlord at its cost and expense shall cause the removal or encapsulation of such asbestos.

                  G. Notwithstanding anything to the contrary contained in the Lease or herein, effective as of the date hereof, Section 54K of the Original Lease shall be deemed deleted and shall be replace with the following:

                  "K. Notwithstanding anything herein to the contrary, if
            Landlord defaults with respect to its obligations to pay any portion of the 3rd Floor/4th Floor Contribution and/or the 5th Floor Contribution, following ten (10) days' notice to Landlord, Tenant may, any time after the expiration of such ten day period, send a further notice to Landlord, containing a statement in capitalized letters and bold type: "LANDLORD'S FAILURE TO PAY THE 3RD FLOOR/4TH FLOOR CONTRIBUTION AND/OR THE 5TH FLOOR CONTRIBUTION [OR PORTION OF SUCH CONTRIBUTION] AS PROVIDED IN THE LEASE WITHIN FIVE (5) BUSINESS DAYS OF THE DELIVERY OF THIS NOTICE SHALL ENTITLE TENANT TO A RENT OFFSET RIGHT UNDER THE LEASE." If Landlord has not timely paid any such amounts due within five (5) business days of the delivery of such second notice, Tenant shall have the right to offset any such payment against the next ensuing installments of Fixed Rent and Additional Rent due hereunder, with interest at the Interest Rate for the period from the expiration of such five (5) business day period until the earlier of the date paid to Tenant by Landlord or so offset by Tenant."

                  H. Landlord hereby consents, with respect to the concept and intent only, to Tenant's installation of an interior staircase which shall be located between the 4th Floor Space and the 5th Floor Space (the "Staircase"); it being understood that: (i) Landlord's consent to such proposed Staircase remains subject to Landlord's review and approval of final construction and engineering plans and specifications and compliance by the Tenant with Paragraphs 3 and 53 of the Lease and the other applicable provisions of the Lease relating to Alterations, (ii) Tenant shall pay to Landlord, within thirty
(30) days of demand, as Additional Rent, Landlord's actual reasonable third-party architectural and engineering costs and expenses for reviewing said plans and specifications and inspecting the Staircase, and (iii) Tenant shall be obligated to remove the Staircase, restore the ceiling and the slab to the condition existing as of the date hereof and repair any damage caused by such removal and/or restoration work in connection with the same prior to the expiration or sooner termination of the Lease.

            7. HVAC. Heating, ventilation and air-conditioning shall be supplied to the Premises in accordance with the provisions of Article 39 of the Original Lease.

            8. Unenforceability. If any of the provisions of the Lease, or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of the Lease or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of the Lease shall be valid and enforceable to the fullest extent permitted by law.

            9. Brokerage. Tenant and Landlord represent to each other that it dealt with no broker or brokers other than Cushman & Wakefield, Inc. and Newmark & Company Real Estate, Inc. (collectively, the "Brokers") in the negotiation of this Agreement. Tenant and Landlord hereby agree to indemnify and hold the non-breaching party harmless from any and all claims, liabilities, suits, costs and expenses, including reasonable attorneys' fees and disbursements arising out of any inaccuracy or alleged inaccuracy of the above representation. Landlord shall pay the Brokers a commission pursuant to separate agreements with each of the Brokers. The provisions of the Article shall survive the termination or expiration of this Agreement.


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

            10. Inapplicable Provisions. As of the date hereof, Section 35B; the second sentence of Section 41(a); Article 52; Sections 56A through E; and
Section 57M of the Original Lease shall be deemed deleted in its entirety.
Article 44 of the Original Lease and Article 7 of the First Amendment shall not apply to this Agreement. Articles 4 and 5 of the First Amendment shall not apply to the Extended Term. The Letter Agreement hereby is null and void and of no further force or effect.

            11. Non-Liability and Indemnification. As of the date hereof,
Article 48 of the Original Lease shall be deemed deleted in its entirety and shall be replaced with the following:

            "A. To the fullest extent permitted by law, neither Landlord nor Landlord's Agents, officers, directors, shareholders, partners, members or principals (disclosed or undisclosed) shall be liable to Tenant or Tenant's agents, employees, contractors, invitees or licensees or any other occupant of the Premises for any injury to Tenant or to any other person or for any damage to, or theft or other loss of, any of Tenant's property or of the property of any other person, except to the extent such damage or theft results from the negligence or willful misconduct of Landlord or Landlord's Agents. Tenant waives, to the full extent permitted by law, any claim for consequential damages in connection therewith and Landlord and Landlord's Agents shall not be liable, to the extent of Tenant's insurance coverage, for any loss or damage to any person or property even if due to the negligence of Landlord or Landlord's Agents. Any Building employee to whom any property shall be entrusted by or on behalf of Tenant shall be deemed to be acting as Tenant's agent with respect to such property and neither Landlord nor Landlord's Agents shall be liable for any loss of or damage to any such property by theft or otherwise, except to the extent such damage or theft results from the negligence or wilful misconduct of Landlord or Landlord's Agents.

            B. To the fullest extent permitted by law, neither Tenant nor Tenant's Agents, officers, directors, shareholders, partners, members or principals (disclosed or undisclosed) shall be liable to Landlord or Landlord's agents, employees, contractors, invitees or licensees or any other occupant of the Premises for any injury to Landlord or to any other person or for any damage to, or theft or other loss of, any of Landlord's property or of the property of any other person, except to the extent such damage or theft results from the negligence or willful misconduct of Tenant or Tenant's Agents. Landlord waives, to the full extent permitted by law, any claim for consequential damages in connection therewith and Tenant and Tenant's Agents shall not be liable, to the extent of Landlord's insurance coverage, for any loss or damage to any person or property even if due to the negligence of Tenant or Tenant's Agents.

            C. To the fullest extent permitted by law but except as otherwise expressly provided herein, Tenant hereby indemnifies and agrees to hold Landlord, its agents, officers, directors, shareholders, partners, members or principals (disclosed or undisclosed) harmless from and against any and all loss, cost, liability, claim, damage, fine, penalty and expense (individually and collectively, the "Claim") including attorneys' fees and disbursements in connection with or arising from or alleged to arise from
      (a) any default by Tenant in the performance or observance of any of the terms of this Lease, or (b) the manner of use of the Premises by Tenant or any person claiming under Tenant, or (c) the negligence or wilful misconduct of Tenant or Tenant's agents, employees, contractors or invitees. The aforementioned indemnity and hold harmless shall apply whether the Claim is between Landlord and Tenant or a third party. Subject to the provisions of Paragraph 48E below, Tenant shall pay to Landlord as Additional Rent, within thirty (30) days following rendition by Landlord to Tenant of bills or statements therefor, sums equal to all losses, costs, liabilities, claims, damages, fines, penalties and expenses referred to in this Section.

            D. To the fullest extent permitted by law but except as otherwise expressly provided herein, Landlord agrees to indemnify and save Tenant and its agents, employees and servants harmless from all claims (including reasonable costs and expenses of defending against such claims) arising or alleged to arise from (i) any default by Landlord in the performance or observance of any of the terms of this Lease or (ii) the negligence or willful misconduct of Landlord or Landlord's agents, employees, contractors or invitees, occurring during the Term of this Lease, in or adjacent to the common areas of the Building (except to the extent any such injury, death or property damage results from the negligence or willful misconduct of Tenant).

            E. In connection with the foregoing indemnities, (i) the indemnitor may employ counsel of its choice (subject to the indemnitee's consent, which consent shall not be unreasonably withheld or delayed, it being understood that indemnitor's insurance counsel is deemed approved), (ii) the indemnitee shall promptly notify the indemnitor of any claim covered by the indemnity, (iii) the indemnitee shall cooperate with the indemnitor in the defense of such claim, and (iv) the indemnitee shall not settle, or confess judgment to, such claim without the prior written consent of the indemnitor, which consent shall not be unreasonably withheld or delayed.

            F. Notwithstanding anything to the contrary contained herein, Tenant shall look only to Landlord's estate in the Real Property (or the proceeds thereof, including, but not limited to, sale, financing, refinancing and insurance proceeds and condemnation awards) for the satisfaction of Tenant's remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or its agents, directors, officers, shareholders, partners, members or principals (disclosed or undisclosed) shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant's remedies with respect to this Lease, the relationship of Landlord and Tenant hereunder or under law or Tenant's use or occupancy of the Premises or any other liability of Landlord to Tenant.

            G. The provisions of this Article shall survive the expiration or sooner termination of this Lease."

            12. Insurance. As of the date hereof, Article 49 of the Original Lease shall be deemed deleted in its entirety and shall be replaced with the following:

                  "A. Tenant, at its expense, shall maintain at all times during the Term (a) "all risk" property insurance covering Tenant's property and improvements and betterments to a limit of not less than the full replacement cost thereof, and (b) comprehensive general liability insurance covering bodily injury, personal injury and property damage liability, and shall include contractual liability that covers the indemnifications and hold harmless contained in this Lease, and products and completed operations liability with such limits as may reasonably be requested by Landlord from time to time, but not less than $25,000,000 for any one occurrence. The policy or policies evidencing such insurance referred to in clause (b) of the preceding sentence shall include Landlord and such parties as Landlord shall designate as an additional insured. The limits of such insurance shall not limit the liability of Tenant. All policies required to be maintained pursuant to the provisions of this Lease shall be issued by an insurance company or companies having a Best's rating (or any successor publication of comparable standing) of at least A-/VII and authorized to do business in the State of New York. All policies required to be maintained pursuant to the provisions of this Lease shall have a written undertaking from the insurer to notify all insureds thereunder at least thirty (30) days prior to cancellation thereof. Upon the execution of this Lease, Tenant shall deliver to Landlord and any additional insureds certificates of insurance evidencing any such policy. Such certificate shall indicate that Tenant's insurance policy includes contractual liability insurance. Tenant shall procure, maintain and place such insurance and pay all premiums and charges therefor and upon failure to do so Landlord may, but shall not be obligated to, procure, maintain and place such insurance or make such payments, and in such event the Tenant agrees to pay the amount thereof, plus interest at the annual rate ("Interest Rate") equal to two (2) percentage points above the rate then most recently announced by Citibank, N.A., New York, New York, or its successor, as its corporate base lending rate, which rate may change from time to time, but in no event shall such Interest Rate exceed the maximum rate permitted by law, to Landlord on demand and said sum shall be in each instance collectible as Additional Rent on the first day of the month following the date of payment by Landlord. During such times as Tenant shall be performing any Alteration, Tenant shall carry or cause to be carried (and shall provide Landlord with evidence thereof) (i) worker's compensation insurance covering all persons employed in connection with the Alteration in statutory limits, (ii) builder's risk insurance, completed value non-reporting form, covering all physical loss, in an amount reasonably satisfactory to Landlord or equivalent insurance as part of the insurance required pursuant to Section 49A(a) hereof, and (iii) such other insurance, and in such amounts as Landlord deems reasonably necessary to protect Landlord's interest in the Premises and the Building from any act or omission of Tenant's contractors and subcontractors. Tenant's failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder entitling Landlord to exercise any or all of the remedies provided in this Lease in the event of Tenant's default.

                  B. Subject to Paragraph 6E hereof, Tenant shall refer all contractors, contractors' representatives, and installers or service representatives rendering any service for Tenant to Landlord for approval before performance of their services. No work is to be provided by such contractors, their representatives, installers or service representatives without such approval. If contractors, contractor's representatives, installers or service representatives are introduced to the Building and approved, such approval shall be subject to receipt of certificates of insurance evidencing worker's compensation insurance, and comprehensive general liability insurance in amounts of no less than $2,000,000.00 or otherwise acceptable to Landlord. Such certificates are to contain provisions that obligate the insurer to notify Landlord 10 days in advance, in the event of cancellation, or material change of the coverage. The contractors liability insurance is to contain a general aggregate limit on a per project basis and shall include Landlord and other named parties as additional insureds.

                  C. Each party agrees to have included in each of its insurance policies a waiver of the insurer's right of subrogation against the other party during the term of this Lease. If such waiver, agreement or permission shall not be, or shall cease to be, obtainable from either party's then current insurance company, the insured party shall so notify the other party promptly after learning thereof, and shall use its commercially reasonable efforts to obtain the same from another insurance company described herein. Nothing contained in this Section shall be deemed to relieve either party of any duty imposed elsewhere in this Lease to repair, restore or rebuild."

            13. Notices. As of the date hereof, Article 52 of the Original Lease shall be deemed deleted in its entirety and shall be replaced with the following:

                  "A. Every notice (other than rent bills and Landlord's Statements, which may be given by ordinary United States mail or by hand delivery), demand, consent, approval, request or other communication (collectively, "notices") which may be or is required to be given under this Lease or by law shall be in writing and shall be sent either (a) by United States certified or registered mail, postage prepaid, return receipt requested, or (b) by nationally recognized overnight courier service (which shall include, without limitation, Express Mail) or hand delivery (against confirmation of delivery or rejection of delivery), and shall be addressed:

                  B.    if to Landlord, to:

                           Lexington Building Co. LLC
                           c/o Winter Management Corp.
                           730 Fifth Avenue
                           New York, New York 10019
                           Attention: Managing Member

                  C.    if to Tenant, to:

                           Playboy Enterprises International, Inc.
                           680 North Lake Shore Drive
                           Chicago, Illinois 60611
                           Attention: General Counsel

                           With a copy to:

                           Playboy Enterprises International, Inc.
                           730 Fifth Avenue
                           New York, New York  10019
                           Attention: Director of Administrative Services

      and the same shall be deemed delivered (a) five (5) business days after deposited in the United States mail, (b) the day following delivery to an overnight courier or (c) when delivered by hand. A copy of any notice to Landlord shall also be delivered to Landlord's counsel, Patterson, Belknap, Webb & Tyler, LLP, 1133 Avenue of the Americas, New York, New York 10036, Attention: Kenneth L. Sankin, Esq. A copy of any default or termination notice to Tenant shall also be sent to Tenant's counsel, Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, Attention: Jonathan L. Mechanic, Esq. A notice given by counsel for Landlord or Tenant shall be deemed a valid notice if addressed and sent in accordance with the provisions of this Article. Either party may designate, by similar written notice to the other party, any other address for such purposes. Each of the parties hereto waives personal or any other service other than as provided for in this Article. Notwithstanding the foregoing, either party hereto may give the other party telegraphic notice of the need of emergency repairs. Notices requesting after hours services pursuant to Article 39 may be given by delivery to the Building Manager or any other person in the Building designated by Landlord to receive such notices."

            14. Security.

                  A. Tenant acknowledges that Landlord currently is holding the sum of $124,621.26 as security under the Lease. Tenant shall, simultaneously with the execution and delivery of this Agreement, deliver to Landlord the additional sum of $775,378.74, so that from and after the date hereof and for the remainder of the term of the Lease, as hereby extended, Landlord shall hold the sum of $900,000.00 (either in the form of cash or a Letter of Credit that meets all of the requirements of Section 57K of the Original Lease) as security pursuant to Article 33 and Section 57K of the Original Lease. Landlord agrees that it will accept a Letter of Credit issued by Bank of America that may be presented in New York City for payment and otherwise meets the requirements of
Section 57K of the Original Lease.

                  B. As of the date hereof, Section 57K(b) of the Original Lease shall be deemed deleted in its entirety and shall be replaced with the following:

                  "Provided that Tenant shall not then be in default beyond any applicable grace period under any of its obligations to pay Fixed Rent or Additional Rent (under Articles 38 and 41 of the Lease) then, promptly on
      (i) December 1, 2008 (the "First Reduction Date"), Tenant shall have the right to request a reduction in the security deposited with Landlord hereunder to $600,000.00, or if Tenant shall have delivered a Letter of Credit to Landlord, then, on such First Reduction Date, Tenant shall be permitted to deliver a new Letter of Credit to Landlord in lieu of the Letter of Credit then being held by Landlord in an amount equal to $600,000.00, and (ii) December 1, 2012 (the "Second Reduction Date"), Tenant shall have the right to request a further reduction in the security deposited with Landlord hereunder to $300,000.00, or if Tenant shall have delivered a Letter of Credit to Landlord, then, on such Second Reduction Date, Tenant shall be permitted to deliver a new Letter of Credit to Landlord in lieu of the Letter of Credit then being held by Landlord in an amount equal to $300,000.00. Landlord shall simultaneously with such delivery of a new Letter of Credit return the prior Letter of Credit to Tenant. Alternatively, in lieu of a new Letter of Credit, Tenant may deliver an amendment to the existing Letter of Credit reflecting the appropriate reduction in the security, which amendment shall be in form and substance reasonably satisfactory to Landlord. Upon the request of Tenant, Landlord shall cooperate with Tenant in connection with obtaining such amendment to the existing Letter of Credit from the issuer of the same, including providing any required certificate to the issuer of the Letter of Credit in order to effectuate such reduction within ten (10) days of the written request of Tenant. In no event shall the security deposited with Landlord hereunder be reduced below an amount equal to $300,000.00. Landlord's and Tenant's rights with respect to the reduced security deposit or each Letter of Credit to be provided in accordance with this Section, shall be the same as if such reduced security deposit or each such Letter of Credit had in each instance been provided for as the original security deposit or Letter of Credit hereunder."

                  C. The term "Letter of Credit," as used in the Lease, shall mean a letter of credit that meets all of the requirements of Section 57K of the Original Lease.

            15. Expansion Options.

                  A. Tenant shall have the following options to be exercised by an Election Notice as hereinafter provided, to include in the Premises under the Lease for the balance of the Term (as extended by the Extended Term), the following spaces in the Building (collectively, the "Option Space") upon and subject to the terms and conditions of this Article:

                        (i) Tenant shall have the option (the "Suite 500 Option") to lease from Landlord those certain premises located on the fifth
(5th) floor of the Building containing 10,131 rentable square feet of space more particularly described on Exhibit B attached hereto ("Suite 500") on the terms hereinafter set forth by delivering to Landlord an Election Notice with respect thereto at any time on or prior to June 30, 2006, time being of the essence, subject to Section 15C below.

                        (ii) Tenant shall have the option (the "Suite 502 Option") to lease from Landlord those certain premises located on the fifth
(5th) floor of the Building containing 11,873 rentable square feet of space more particularly described on Exhibit C attached hereto ("Suite 502") on the terms hereinafter set forth by delivering to Landlord an Election Notice with respect thereto at any time on or prior to May 31, 2009, time being of the essence, subject to Section 15C below.

                        (iii) Tenant shall have the option (the "Suite 602 Option") to lease from Landlord those certain premises located on the sixth
(6th) floor of the Building containing 4,592 rentable square feet of space more particularly described on Exhibit D attached hereto ("Suite 602") on the terms hereinafter set forth by delivering to Landlord an Election Notice with respect thereto at any time on or prior to February 1, 2006, time being of the essence, subject to Section 15C below.

                        (iv) Tenant shall have the option (the "Suite 604 Option") to lease from Landlord those certain premises located on the sixth
(6th) floor of the Building containing 6,056 rentable square feet of space more particularly described on Exhibit E attached hereto ("Suite 604") on the terms hereinafter set forth by delivering to Landlord an Election Notice with respect thereto at any time on or prior to October 31, 2006, time being of the essence, subject to Section 15C below.

                        (v) Tenant shall have the option (the "Suite 600 Option") to lease from Landlord those certain premises located on the sixth
(6th) floor of the Building containing 5,389 rentable square feet of space more particularly described on Exhibit F attached hereto ("Suite 600") on the terms hereinafter set forth by delivering to Landlord an Election Notice with respect thereto at any time on or prior to June 30, 2011, time being of the essence, subject to Section 15C below.

                        (vi) Tenant shall have the option (the "Suite 603 Option") to lease from Landlord those certain premises located on the sixth
(6th) floor of the Building containing 3,623 rentable square feet of space more particularly described on Exhibit G attached hereto ("Suite 603") on the terms hereinafter set forth by delivering to Landlord an Election Notice with respect thereto at any time on or prior to July 31, 2008, time being of the essence, subject to Section 15C below.

                        (vii) Tenant acknowledges that those certain premises located on the sixth (6th) floor of the Building containing 12,250 rentable square feet of space more particularly described on Exhibit H attached hereto ("Suite 605") currently are vacant. Following the leasing by Landlord of Suite 605 to a third party and Suite 605 again becoming available for lease if such third party or the then tenant under such lease (the "Third Party Lease") elects not to extend its lease, whether pursuant to the Third Party Lease or otherwise, Tenant shall have the option (the "Suite 605 Option") to lease Suite 605 from Landlord on the terms hereinafter set forth by delivering to Landlord an Election Notice with respect thereto. The Suite 605 Option shall be exercised by Tenant within ninety (90) days, time being of the essence, of delivery of Landlord's notice that Suite 605 is available for leasing and the estimated delivery date for Suite 605.

Each Election Notice delivered by Tenant must designate the Option Space that Tenant is electing to lease by the delivery of such Election Notice. Tenant's delivery of an Election Notice shall be irrevocable. Landlord and Tenant hereby acknowledge and agree that the rentable square footages with respect to each of the Option Spaces as set forth in Section 15(i)-(vii) above (a) are not subject to change after the date hereof, and (b) shall be used to calculate the annual Fixed Rent of the applicable Option Space by Landlord upon its receipt of Tenant's Election Notice with respect to such Option Space.

                  B. Tenant and Landlord hereby acknowledge that the estimated delivery dates (the "Estimated Delivery Dates") with respect to each Option Space are set forth below (assuming that Tenant were to timely deliver an Election Notice with respect thereto):

                Space                         Estimated Delivery Date
                ----------              -----------------------------------

                Suite 500               January 1, 2008

                Suite 502               December 1, 2010

                Suite 602               February 1, 2007

                Suite 604               May 1, 2008

                Suite 600               January 1, 2013

                Space                         Estimated Delivery Date
                ----------              -----------------------------------

                Suite 603               February 1, 2010

                Suite 605               Day following the expiration
                                        of the Third Party Lease, as
                                        such lease may be extended
                                        whether pursuant to the Third
                                        Party Lease or
                                        otherwise.

                  C. If Landlord terminates (or reasonably expects to terminate, whether by voluntary agreement or otherwise) a lease with respect to an Option Space on account of a default by the tenant thereunder (or if Landlord reasonably expects a default by the tenant to occur in the future), Landlord may elect in its sole discretion to accelerate the Estimated Delivery Dates with respect to any Option Space (whether or not Tenant previously shall have delivered an Election Notice to lease such particular Option Space). If Landlord elects to accelerate any such Estimated Delivery Date, Landlord shall deliver notice to Tenant with respect thereto, which notice shall set forth the new Estimated Delivery Date, and if Tenant shall not previously have delivered an Election Notice to lease such particular Option Space, Tenant shall have ninety
(90) days from the delivery of such notice to deliver an Election Notice to Landlord with respect to such Option Space, time being of the essence. If Tenant timely delivers an Election Notice with respect thereto, Tenant shall lease such Option Space on all of the terms and conditions contained in this Article, except that possession of such Option Space shall be delivered to Tenant as soon as such space is vacant and available for delivery to Tenant (but no sooner than thirty (30) days after Tenant's delivery of the Election Notice). If Landlord shall so accelerate an Estimated Delivery Date for any Option Space and if Tenant previously shall have delivered an Election Notice to lease such Option Space, then upon Landlord's delivery of notice of such new Estimated Delivery Date, such accelerated date automatically shall be the Estimated Delivery Date, provided that such accelerated date may not be earlier than thirty (30) days after Landlord's delivery of notice of such new Estimated Delivery Date. If any date is accelerated pursuant to the foregoing, all other provisions of this Article will otherwise be fully applicable with respect to any such Option Space.

                  D. In the event Tenant shall not elect to exercise the option provided in this Article 15 with respect to any such Option Space, Tenant shall have no further rights under this Article with respect to such Option Space, and Landlord shall be free to lease such Option Space to any other party or parties, except that if Landlord shall have exercised its right to accelerate an Estimated Delivery Date and Tenant does not deliver an Election Notice, then Tenant shall have the option ("Second Option") to lease such Option Space when it becomes "available for leasing"; it being understood that that an Option Space will not be "available for leasing" if the tenant of such Option Space elects to extend its lease, whether or not pursuant to the terms of its lease. Tenant shall have the right to exercise the Second Option with respect to such Option Space, provided Tenant exercises such Second Option within ninety (90) days, time being of the essence, of delivery of Landlord's notice that such Option Space is available for leasing and the new Estimated Delivery Date. If Tenant does not exercise its Second Option pursuant to the preceding sentence with respect to any such Option Space, Tenant shall have no further rights under this Article with respect to such Option Space and Landlord shall be free to lease such Option Space to any other party or parties.

                  E. The terms and conditions upon which any Option Space shall be leased by Tenant shall be as follows:

                        (i) Such Option Space shall be added to and form a part of the Premises with the same force and effect as if originally demised under the Lease, and the terms "Premises," "Demised Premises," "premises," or "demised premises" as used in the Lease shall include such Option Space. The term of the Lease with respect to such Option Space shall commence on the date (the "Option Space Commencement Date") on which the Delivery Conditions (as defined below) with respect to such Option Space are satisfied and possession of such Option Space is delivered to Tenant and shall be coterminus with the Term (as the same may have been or may be further extended). "Delivery Conditions" shall mean (i) that the Option Space in question is vacant and broom clean, with all prior tenants' personal property removed therefrom, but otherwise "as is" on the date on which possession of the Option Space in question is delivered to Tenant and (ii) Landlord shall deliver an ACP-5 certificate for the applicable Option Space (which ACP-5 certificate shall indicate that such space is a "no-asbestos project") within fifteen (15) days of the Option Space Commencement Date and (iii) Landlord shall provide all legally required points for connection to the Building's Class "E" fire alarm system to the applicable Option Space as reasonably requested by Tenant.

                        (ii) The annual Fixed Rent for the Option Space in question shall be deemed to be 100% of the FMV of such Option Space. The FMV for any Option Space shall be determined in accordance with Section 56H of the Original Lease in the same manner that applied to Non-Contiguous Additional Space leased during the Initial Term, except that:

                              (a) The parties acknowledge that Suite 500 will be
leased to Tenant with the current build-out intact. Accordingly, in determining FMV, the appraisers will be instructed to take into account the fit-out of the existing installation and that such fit-out will not require Tenant to perform any work therein to prepare the same for its occupancy, and the fact that Landlord shall not provide a work allowance or contribution with respect thereto shall not be taken into account in determining the FMV for Suite 500 and the FMV shall not be reduced as a result of Landlord not so providing a work allowance or contribution;

                              (b) any brokerage commissions payable with respect
to the Option Space shall be taken into account in determining FMV;

                              (c) With respect to any Option Space, the term
"Additional Space Commencement Date" shall mean the Option Space Commencement Date; and

                              (d) The terms and conditions set forth in this
Article 15 also shall be taken into account in determining FMV for any Option Space, and, as to any Option Space, in the event of any inconsistency between the terms and conditions of Section 56H of the Original Lease and this Article 15, this Article 15 shall control.

                        (iii) The Additional Rent payable by Tenant for such Option Space shall be payable without any change of the provisions of Article 38 of the Original Lease, except that (x) the term "Tenant's Operating Proportionate Share" shall be 2.67% with respect to Suite 500, 3.13% with respect to Suite 502, 1.21% with respect to Suite 602, 1.60% with respect to Suite 604, 1.42% with respect to Suite 600, 0.96% with respect to Suite 603, and 3.23% with respect to Suite 605, and (b) the term "Tenant's Tax Proportionate Share" shall be 2.26% with respect to Suite 500, 2.65% with respect to Suite 502, 1.03% with respect to Suite 602, 1.35% with respect to Suite 604, 1.20% with respect to Suite 600, 0.81% with respect to Suite 603, and 2.74% with respect to Suite 605 and (y) Landlord's Basic Tax Liability, Tax Year and Landlord's Base Operating Year shall be determined as provided in Section 56H of the Original Lease.

                        (iv) Electrical energy shall be furnished to the Option Space on a submetered basis in the manner provided to the Premises in accordance with Article 5 hereinabove.

                  F. Tenant's rights under this Article 15 are subject to
Section 56G of the Original Lease, except that (i) with respect to any Option Space, the term "Additional Space Commencement Date," as used in Sections 56G(d) and (e), shall mean the Estimated Delivery Date with respect to such Option Space, and (ii) that if Landlord shall have exercised its right to accelerate an Estimated Delivery Date and Tenant does not deliver an Election Notice, then
Section 56G(e) will not be applicable with respect to such Option Space.

                  G. The parties hereto acknowledge that, notwithstanding anything herein to the contrary, Tenant's rights set forth in this Article (i) with respect to Suites 603 and 605, as well as Suite 600 (unless, as to Suite 600 only, Tenant also shall have leased Suite 602 pursuant to this Article 15, in which case this Section 15G(i) shall not apply to Suite 600), shall be subject and subordinate in all respects to all existing and future extension and/or renewal rights and options with respect to such Option Space held by any existing tenants thereof (and any assignee(s) of their interests in their respective leases) (whether or not such extensions and/or renewal rights and options are contained in such leases or otherwise), and (ii) Tenant's rights with respect to Suite 500, Suite 502, Suite 600 (but only if Tenant shall have leased Suite 602), Suite 602 and Suite 604 shall be superior to all existing and future extension and/or renewal rights and options with respect to such Option Space held by any existing or future tenants or their assignees (it being understood that Tenant's rights described in this Section 15G(ii) are subject to the provisions of Section 15C and 15D above).

                  H. Except as expressly set forth in this Article 15, Article 56 (other than Sections 56H(a) and 56H(b)) of the Original Lease shall not apply to the Option Space.

            16. Renewal Option.

                  A. Provided that the named Tenant (i.e., Playboy Enterprises International, Inc.) and/or a successor corporation or a related corporation of the named Tenant shall (i) be the tenant under the Lease and be in actual physical occupancy of at least the entire 3rd Floor Space and the entire 4th Floor Space, and (ii) shall not be in default in its obligation to pay Fixed Rent or Additional Rent beyond the expiration of any applicable notice and cure period at the time of the exercise of this option or at the time of the commencement of the Renewal Term (as hereinafter defined) (subject to the cure rights set forth in Section 56G(b) of the Original Lease), Tenant shall have the right (the "Renewal Option") to renew the term of the Lease with respect to all of the Premises then leased by Tenant for one additional five (5) year term commencing on the day after the Extended Term Expiration Date and ending on August 31, 2024 (the "Renewal Term"), which date shall thereupon be and become the Expiration Date of the Lease, as amended by this Agreement.

                  Except as specifically set forth herein, Tenant's exercise of the Renewal Option shall be subject to the provisions of Section 56F of the Original Lease, except that:

                        (a) the phrase beginning with "Tenant shall have the right" and ending with "(including, without limitation, the provisions of Articles 38 and 41), except that:" contained in Section 56F(a) of the Original Lease shall be deemed deleted;

                        (b) all references to the phrase "then Term or Renewal Term, as the case may be," contained in clause (x) of Section 56F(a)(i) of the Original Lease shall be deemed to mean the Extended Term;

                        (c) the phrase "except as provided in Subparagraph (b) below" contained in Section 56F(a)(ii) of the Original Lease shall be deemed to be deleted;

                        (d) the phrase "Second Renewal Term" contained in
Section 56F(a)(iii) of the Original Lease shall be deemed to mean the Renewal Term;

                        (e) the phrase "one (1) year" in the fourth to last sentence of Section 56F(a) of the Original Lease shall be deemed deleted and the phrase "fifteen (15) months" shall be substituted therefor;

                        (f) both the penultimate sentence, and the last sentence, of Section 56F(a) of the Original Lease shall be deemed deleted; and

                        (g) Section 56F(b) of the Original Lease shall be deemed deleted.

                  C. Subsections 56G(a), (b) (c) and (f) of the Original Lease shall apply to Tenant's rights under this Article the extent that the same would have applied with respect to the Renewal Terms.

                  D. The FMV for the Renewal Term shall be determined in accordance with those provisions of Section 56H of the Original Lease that were applicable to the Renewal Terms, except that:

                        (a) the parenthetical "(including only applicable Non-Contiguous Additional Space)" set forth in Section 56H(a) shall not apply;

                        (b) the last two sentences of Section 56H(a) shall not apply;

                        (c) the "Rent Appraisal Date" shall mean the commencement date of the Renewal Term; and

                        (d) any brokerage commissions actually payable with respect to the Renewal Term shall be taken into account in determining FMV.

                  E. Landlord shall not be obligated to perform any work in the Premises to prepare the same for Tenant's occupancy during the Renewal Term.

                  F. This Article 16 supersedes Section 56F of the Original Lease with respect to Tenant's future renewal rights (i.e., Tenant shall have no right to renew the term of the Lease for the Renewal Terms (as defined in such Section 56F).

            17. Ratification. Except as modified hereby, the Lease shall remain in full force and effect, and as modified hereby, the Lease is ratified and confirmed in all respects.

            18. Certification.

                  A. Tenant hereby certifies that (a) the Lease is in full force and effect and has not been further modified or amended, (b) there exists no event of default which remains uncured as of the date hereof, and (c) Tenant has made no demand against Landlord and has no present right to make such demand with respect to charges, liens, defenses, counterclaims, offsets, claims, or credits against the payment of Fixed Rent or Additional Rent or the performance of Tenant's obligations under the Lease.

                  B. Landlord hereby certifies that (a) the Lease is in full force and effect and has not been further modified or amended, (b) there exists no event of default which remains uncured as of the date hereof, and (c) Landlord has made no demand against Tenant and has no present right to make such demand with respect to the payment of Fixed Rent or Additional Rent or the performance of Tenant's obligations under the Lease.

            19. Memorandum of Lease. Landlord and Tenant agree that the Memorandum of Lease required under Paragraph 60.01 of the Lease shall be amended to reflect the modifications to the Lease provided for herein and such amended Memorandum shall be recorded at Tenant's request at Tenant's sole cost and expense.

            20. Subordination. The parties acknowledge and agree that Landlord shall be obligated to deliver to Tenant a "subordination, non-disturbance and attornment agreement" from the holder of any current or future Superior Instrument, which subordination, non-disturbance and attornment agreement must meet the requirements set forth in Section 47A of the Original Lease.

            21. No Waiver. This Agreement may not be orally changed or terminated, nor any of its provisions waived, except by an agreement in writing signed by the party against whom enforcement of any changes, termination or waiver is sought.

            22. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of the parties hereto, their respective legal representatives, successors and assigns.

            23. Not Binding. Tenant acknowledges that this Agreement shall not be binding on Landlord or Tenant until Landlord and Tenant shall each have executed this Agreement and a counterpart thereof shall have been delivered to the other.

            24. Authority. Tenant and Landlord each hereby represents and warrants that it has full right, power and authority to enter into this Agreement and that the person executing this Agreement on behalf of Tenant and Landlord, respectively, is duly authorized to do so.

            25. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which when taken together shall constitute one and the same instrument.

            26. Guaranty. As a material inducement to Landlord to enter into this Agreement and as a condition to the effectiveness hereof, Tenant shall cause to be delivered to Landlord a guaranty of Tenant's obligations under the Lease (as amended hereby), executed by Playboy Enterprises, Inc. (the "Guarantor"), in form and substance satisfactory to Landlord. Tenant acknowledges and agrees that a default by the Guarantor under the guaranty shall be deemed a default under the Lease, as amended hereby and as the same may hereafter be amended from time to time.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                        LEXINGTON BUILDING CO. LLC

                                        By: /s/ Benjamin J. Winter
                                           -------------------------------------
                                            Title: Managing Member

                                        By: /s/ Bernard Spitzer
                                           -------------------------------------
                                            Title: Managing Member


                                        PLAYBOY ENTERPRISES INTERNATIONAL, INC.

                                        By: /s/ Howard Shapiro
                                           -------------------------------------
                                           Name: Howard Shapiro
                                           Title: Ex. V.P.


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